EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Partners Reports Third Quarter 2018 Results and Provides Updated Distribution Guidance
Raises 2018 Guidance and Provides 2019 Guidance
Raises Run Rate Production and Financial Guidance
Achieves First LNG Production From Train 5 of SPL Project
Signs EPC Contract with Bechtel for Train 6 of SPL Project and Issues Limited Notice to Proceed
Summary of Third Quarter 2018 Results (in millions, except LNG data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues	$1,529	$903	$4,529	$2,786
Net income	$307	$23	$923	$116
Adjusted EBITDA[1]	$604	$298	$1,825	$900
LNG exported:
Number of cargoes	65	44	193	135
Volumes (TBtu)	228	160	691	482
LNG volumes loaded (TBtu)	228	162	691	483

Summary Distribution Guidance
2018 Full Year Distribution Guidance

2018
Distribution per Unit	$2.27	-	$2.30
2019 Full Year Distribution Guidance

2019
Distribution per Unit	$2.35	-	$2.55
Run Rate Distribution Guidance

	Run Rate[2]
Distribution per Unit	$3.30	-	$3.60
Adjusted Nominal Production Capacity per Train[3] (mtpa)	4.5	-	4.9
Recent Achievements
Strategic

•
In November 2018, Sabine Pass Liquefaction, LLC (“SPL”) entered into an Engineering, Procurement, and Construction contract with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) for Train 6 of the SPL Project (defined

___________________________
1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.
2 Run rate is assumed to be the first full year of operations for Trains 1-5 at the SPL Project.
3 Includes expected impacts of planned maintenance, production reliability, potential overdesign, and debottlenecking opportunities.

below). SPL also issued limited notice to proceed to Bechtel to commence early engineering, procurement, and site works.
Operational

•
As of October 31, 2018, more than 215 cargoes have been produced, loaded, and exported from the SPL Project (defined below) in 2018. To date, more than 475 cumulative LNG cargoes have been exported from the SPL Project, with deliveries to 29 countries and regions worldwide.

•	In September 2018, feed gas was introduced to Train 5 of the SPL Project as part of the commissioning process, and first LNG production from Train 5 occurred in October 2018.
Financial

•
In September 2018, we issued an aggregate principal amount of $1.1 billion of 5.625% Senior Notes due 2026 (the “2026 CQP Senior Notes”). Net proceeds of the offering, after deducting commissions, fees and expenses, were used to prepay all of the outstanding indebtedness under our credit facilities (the “CQP Credit Facilities”). After applying the proceeds from this offering, only a $115 million revolving credit facility remains as part of the CQP Credit Facilities, and both the 2026 CQP Senior Notes and our outstanding $1.5 billion of 5.250% Senior Notes due 2025 became unsecured.

Liquefaction Project Update

SPL Project
Liquefaction Train	Train 5	Train 6
Project Status	Commissioning	Permitted
Project Completion Percentage(1)	98.5%	—
Expected Substantial Completion	1Q 2019	—
Note: Project update excludes Trains in operation
(1) Project completion percentage as of September 30, 2018

Houston, Texas - November 8, 2018 - Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) reported net income of $307 million for the three months ended September 30, 2018, compared to net income of $23 million for the comparable period in 2017. Cheniere Partners reported net income of $923 million for the nine months ended September 30, 2018, compared to net income of $116 million for the comparable period in 2017. The increases in net income were primarily due to increased income from operations as a result of additional natural gas liquefaction trains (“Trains”) in operation at the SPL Project and decreased loss on modification or extinguishment of debt, partially offset by increased interest expense, net of amounts capitalized.
Adjusted EBITDA1 for the three and nine months ended September 30, 2018 was $604 million and $1.8 billion, respectively, compared to $298 million and $900 million for the comparable 2017 periods. The increase in Adjusted EBITDA was primarily due to increased income from operations.
Total revenues increased $626 million during the three months ended September 30, 2018 as compared to the three months ended September 30, 2017. Total revenues increased $1.7 billion during the nine months ended September 30, 2018 as compared to the nine months ended September 30, 2017. Total operating costs and expenses increased $331 million during the three months ended September 30, 2018, as compared to the three months ended September 30, 2017. Total operating costs and expenses increased $904 million during the nine months ended September 30, 2018, compared to the nine months ended September 30, 2017. The increases in revenues and total operating costs and expenses for the three and nine months ended September 30, 2018, as compared to the comparable periods in 2017, were primarily driven by the timing of completion of Trains at the SPL Project and the length of each Train’s operations within the periods being compared.

During the three and nine months ended September 30, 2018, 65 and 193 LNG cargoes, respectively, were exported from the SPL Project, none of which were commissioning cargoes.

SPL Project
We are developing up to six Trains at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the “SPL Project”). Each Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, potential overdesign, and debottlenecking opportunities, of approximately 4.5 million tonnes per annum (“mtpa”) of LNG and a run rate adjusted nominal production capacity of approximately 4.5 to 4.9 mtpa of LNG. Trains 1 through 4 are operational, Train 5 is undergoing commissioning, and Train 6 is being commercialized and has all necessary regulatory approvals in place.
Distributions to Unitholders
We will pay a cash distribution per common and subordinated unit of $0.58 to unitholders of record as of November 5, 2018 and the related general partner distribution on November 14, 2018.
Investor Conference Call and Webcast
Cheniere Energy, Inc. will host a conference call to discuss its financial and operating results for the third quarter on Thursday, November 8, 2018, at 10 a.m. Eastern time / 9 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation may include financial and operating results or other information regarding Cheniere Partners.

About Cheniere Partners
Cheniere Partners, through its subsidiary, Sabine Pass Liquefaction, LLC (“SPL”), is developing, constructing, and operating natural gas liquefaction facilities at the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, on the Sabine-Neches Waterway less than four miles from the Gulf Coast. Cheniere Partners, through SPL, plans to construct up to six Trains, which are in various stages of development, construction, and operations. Trains 1 through 4 are operational, Train 5 is undergoing commissioning, and Train 6 is being commercialized and has all necessary regulatory approvals in place. Each Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, potential overdesign, and debottlenecking opportunities, of approximately 4.5 mtpa of LNG and a run rate adjusted nominal production capacity of approximately 4.5 to 4.9 mtpa of LNG.

Through its wholly owned subsidiary, Sabine Pass LNG, L.P., Cheniere Partners owns and operates regasification facilities at the Sabine Pass LNG terminal, which includes pre-existing infrastructure of five LNG storage tanks with aggregate capacity of approximately 16.9 billion cubic feet equivalent, two marine berths that can each accommodate vessels with nominal capacity of up to 266,000 cubic meters and vaporizers with regasification capacity of approximately 4.0 Bcf/d. Cheniere Partners also owns a 94-mile pipeline that interconnects the Sabine Pass LNG terminal with a number of large interstate pipelines through its wholly owned subsidiary, Cheniere Creole Trail Pipeline, L.P.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

 (Financial Tables Follow)

Cheniere Energy Partners, L.P.
Consolidated Statements of Income
(in millions, except per unit data) (1)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues
LNG revenues	$1,249	$723	$3,419	$1,718
LNG revenues—affiliate	205	111	886	864
Regasification revenues	66	65	196	195
Other revenues	9	3	28	7
Other revenues—affiliate	—	1	—	2
Total revenues	1,529	903	4,529	2,786

Operating costs and expenses
Cost of sales (excluding depreciation and amortization expense shown separately below)	756	490	2,291	1,580
Operating and maintenance expense	113	73	306	205
Operating and maintenance expense—affiliate	31	31	87	70
Development expense	1	1	2	2
General and administrative expense	3	5	9	10
General and administrative expense—affiliate	18	18	53	63
Depreciation and amortization expense	107	87	318	239
Impairment expense and loss on disposal of assets	8	—	8	—
Other	—	1	—	1
Total operating costs and expenses	1,037	706	3,074	2,170

Income from operations	492	197	1,455	616

Other income (expense)
Interest expense, net of capitalized interest	(183)	(153)	(552)	(437)
Loss on modification or extinguishment of debt	(12)	(25)	(12)	(67)
Derivative gain (loss), net	2	1	13	(2)
Other income	8	3	19	6
Total other expense	(185)	(174)	(532)	(500)

Net income	$307	$23	$923	$116

Basic and diluted net income (loss) per common unit	$0.60	$(1.10)	$1.82	$(4.12)

Weighted average number of common units outstanding used for basic and diluted net income (loss) per common unit calculation	348.6	247.2	348.6	121.2

(1)	Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the Securities and Exchange Commission.

Cheniere Energy Partners, L.P.
Consolidated Balance Sheets
(in millions, except unit data) (1)

	September 30,	December 31,
	2018	2017
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$—	$—
Restricted cash	1,457	1,589
Accounts and other receivables	224	191
Accounts receivable—affiliate	22	163
Advances to affiliate	189	36
Inventory	88	95
Other current assets	55	65
Total current assets	2,035	2,139

Property, plant and equipment, net	15,282	15,139
Debt issuance costs, net	15	38
Non-current derivative assets	25	31
Other non-current assets, net	179	206
Total assets	$17,536	$17,553

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities
Accounts payable	$13	$12
Accrued liabilities	503	637
Due to affiliates	53	68
Deferred revenue	119	111
Deferred revenue—affiliate	—	1
Derivative liabilities	6	—
Total current liabilities	694	829

Long-term debt, net	16,059	16,046
Non-current derivative liabilities	2	3
Other non-current liabilities	10	11
Other non-current liabilities—affiliate	23	25

Partners’ equity
Common unitholders’ interest (348.6 million units issued and outstanding at September 30, 2018 and December 31, 2017)	1,759	1,670
Subordinated unitholders’ interest (135.4 million units issued and outstanding at September 30, 2018 and December 31, 2017)	(1,008)	(1,043)
General partner’s interest (2% interest with 9.9 million units issued and outstanding at September 30, 2018 and December 31, 2017)	(3)	12
Total partners’ equity	748	639
Total liabilities and partners’ equity	$17,536	$17,553

(1)	Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures

Regulation G Reconciliation

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that is used to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP, and the reconciliation from these results should be carefully evaluated.

Adjusted EBITDA is calculated by taking net income before interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt and changes in the fair value of our commodity derivatives. Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of business performance. Management believes Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, the exclusion of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance enables comparability to prior period performance and trend analysis.

Adjusted EBITDA

The following table reconciles our Adjusted EBITDA to U.S. GAAP results for the three and nine months ended September 30, 2018 and 2017 (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$307	$23	$923	$116
Interest expense, net of capitalized interest	183	153	552	437
Loss on modification or extinguishment of debt	12	25	12	67
Derivative loss (gain), net	(2)	(1)	(13)	2
Other income	(8)	(3)	(19)	(6)
Income from operations	$492	$197	$1,455	$616
Adjustments to reconcile income from operations to Adjusted EBITDA:
Depreciation and amortization expense	107	87	318	239
Loss (gain) from changes in fair value of commodity derivatives, net	(10)	14	37	45
Impairment expense and loss on disposal of assets	8	—	8	—
Legal settlement expense	7	—	7	—
Adjusted EBITDA	$604	$298	$1,825	$900

CONTACTS:
Cheniere Energy Partners, L.P.

Investors
Randy Bhatia	713-375-5479
Megan Light	713-375-5492
or
Media Relations
Eben Burnham-Snyder	713-375-5764